FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Second Quarter 2024 Results
- Infrastructure: DBM Global achieved second quarter revenue of $305.2 million -
- Life Sciences: R2 achieved record Glacial system sales in North America in the second quarter -
- Spectrum: Broadcasting's growth driven by launch of new networks and cost-cutting efforts -
NEW YORK, NY, August 7, 2024 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the second quarter.

Financial Summary

(in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Revenue	$313.1	$368.8	(15.1)%	$628.3	$686.7	(8.5)%
Net income (loss) attributable to common stockholders and participating preferred stockholders	$14.1	$(10.5)	234.3%	$(3.6)	$(20.7)	82.6%
Basic earnings (loss) per share attributable to common stockholders	$0.11	$(0.13)	184.6%	$(0.03)	$(0.27)	88.9%
Diluted earnings (loss) per share attributable to common stockholders	$0.10	$(0.13)	176.9%	$(0.03)	$(0.27)	88.9%
Total Adjusted EBITDA(1)	$26.7	$16.5	61.8%	$39.5	$21.4	84.6%

(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“INNOVATE achieved strong second quarter financial results, reporting revenue of $313.1 million," said Avie Glazer, Chairman of INNOVATE. “Infrastructure delivered net income attributable to INNOVATE and Adjusted EBITDA year-over-year growth again in the second quarter. At Life Sciences, R2 once again achieved record high Glacial system unit sales in North America in the second quarter, a 200% increase over the same period last year and MediBeacon continues to work through their substantive review of the kidney monitoring program with the FDA. And at Spectrum, we improved both on the top and bottom line in the second quarter as well as year-to-date.”

“Our strong second quarter results are underscored by the performance across our three operating segments,” said Paul Voigt, INNOVATE's Interim CEO. “DBM expanded margins further in the quarter highlighting the team's resiliency in a softer construction market. At Pansend, R2 experienced strong momentum in North America unit sales which grew, again, in the second quarter, while MediBeacon continues to see great opportunity in the market for real time monitoring of kidney function. Finally, Broadcasting continues to fill our station platform with higher quality business that has translated into stronger financial results.”

Second Quarter 2024 and Recent Highlights
•DBM Global Inc. ("DBM Global") redeemed its intercompany $41.8 million DBM Global Series A Preferred Stock from DBM Global Intermediate Holdco Inc. ("DBMGi") on June 28, 2024 for $41.8 million in cash, which was remitted to INNOVATE. DBMGi is a 100% owned subsidiary of INNOVATE.
•The Company announced that the Board of Directors approved a 1-for-10 reverse stock split of the Company's common stock which is expected to commence trading on a split-adjusted basis when the markets open on August 9, 2024.
Infrastructure
•DBM Global reported second quarter 2024 revenue of $305.2 million, a decrease of 15.8%, compared to $362.4 million in the prior year quarter. Net Income attributable to INNOVATE was $21.0 million, compared to $7.0 million for the prior year quarter. Adjusted EBITDA increased to $32.5 million from $23.5 million in the prior year quarter.
•DBM Global has continued to work through its backlog as many new project awards have slowed thus far in 2024. However, DBM has been active in the market, from a bidding perspective, in the second quarter.
•DBM Global grew gross margin to 20.2% in the second quarter, an expansion of approximately 650 basis points year-over-year and Adjusted EBITDA margin to 10.6% in the second quarter, an expansion of approximately 420 basis points year-over-year.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $0.8 billion and $1.0 billion, respectively, as of June 30, 2024, compared to reported and adjusted backlog of $1.1 billion and $1.2 billion, respectively, as of December 31, 2023.

Life Sciences
•R2 Technologies, Inc. ("R2") once again broke sales and revenue records in North America.
◦Both patient treatment counts and average usage per account averages continue to increase, closing out the second quarter with another record high for both metrics.
•MediBeacon continues to work through their substantive review of the kidney monitoring program with the FDA.
•BeneVir Biopharm, which was sold to Janssen Biotech, Inc., one of the Janssen Pharmaceutical Companies of Johnson & Johnson in 2018, entered Phase I of the clinical study related to the Oncolytic Virus as Monotherapy and in Combination for Advanced Solid Tumors.

Spectrum
•FreeTV launched their third network, Defy, with HC2 Broadcasting providing broadcast distribution across 60% of the United States. Additionally, launched news channels Salem Media and First TV that are benefiting from the presidential news cycle.
•Progress with Public Media Venture Group ("PMVG") to advance our collaborative efforts with PBS stations across the country in areas such as ATSC 3.0 and datacasting.
•Overall, the OTA broadcast market continues to strengthen as advertising continues to show improvement over prior two years.
•Working closely with Qualcomm among other to explore the potential for 5G broadcasting opportunities in the U.S.
•Beginning to selectively add stations in markets with no prior HC2 Broadcasting coverage, specifically, filed to acquire a station in Monterey, CA, K09AAF, which will strengthen statewide coverage in California.
•Broadcasting reported second quarter 2024 revenue of $6.2 million, compared to $5.7 million in the prior year quarter. Net Loss attributable to INNOVATE was $5.0 million compared to $5.3 million in the prior year quarter. Adjusted EBITDA was $1.5 million, compared to $0.8 million in the prior year quarter.

Second Quarter 2024 Financial Highlights
•Revenue: For the second quarter of 2024, INNOVATE's consolidated revenue was $313.1 million, a decrease of 15.1%, compared to $368.8 million for the prior year quarter. The decrease was driven by our Infrastructure segment, which was partially offset by increases at our Life Sciences and Spectrum segments. The decrease at our Infrastructure segment was primarily driven by the timing and size of projects at Banker Steel and DBMG's commercial structural steel fabrication and erection business, both of which had increased activity in the comparable period on certain large commercial construction projects that are now at or near completion in the current period. This was partially offset by an increase at the industrial maintenance and repair business as a result of an increase in project work. The increase at our Life Sciences segment was primarily due to incremental unit sales from the launch of the Glacial fx system in the second half of 2023 and an increase in Glacial Rx units sold compared to the prior year period. The increase at our Spectrum segment was primarily driven by network launches and expanded coverage with existing customers.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Infrastructure	$305.2	$362.4	$(57.2)	$613.1	$674.1	$(61.0)
Life Sciences	1.7	0.7	1.0	2.7	1.2	1.5
Spectrum	6.2	5.7	0.5	12.5	11.4	1.1
Consolidated INNOVATE	$313.1	$368.8	$(55.7)	$628.3	$686.7	$(58.4)

•Net Income (Loss): For the second quarter of 2024, INNOVATE reported a Net Income attributable to common stockholders and participating preferred stockholders of $14.1 million, or $0.10 per fully diluted share, compared to a Net Loss of $10.5 million, or $0.13 per fully diluted share, for the prior year quarter. The increase in Net Income was primarily due to a net increase in gross profit of $13.0 million, an increase in other operating income of $10.6 million, a $3.7 million decrease in tax expense and a decrease in depreciation and amortization of $1.2 million, which was partially offset by an increase in selling, general and administrative ("SG&A") expenses of $1.8 million and an increase of $0.8 million in the loss from equity investees. The increase in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects that are now at or near completion in the current period, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, and, to a lesser extent, our Spectrum and Life Sciences segments. The overall increase in other operating income was driven by our Infrastructure segment primarily as a result of a gain on lease modification and gain on the sale of various properties in the current period. The overall decrease in tax expense was driven by the tax expense of INNOVATE Corp's U.S. consolidated group utilizing its remaining unlimited NOLs in 2024 and due to the Tax Cut and Jobs Act's 80 percent limitation on net operating losses incurred after 2017, resulting in the annual effective tax rate for the current period being applied to the U.S. consolidated group's 2024 year-to-date income as calculated under ASC 740. The overall decrease in depreciation and amortization was primarily driven by our Infrastructure segment, as certain customer contract intangibles became fully amortized in the second quarter of 2023. The overall increase in SG&A expenses was primarily driven by our Infrastructure segment which saw increases in compensation-related expenses and accounting-related costs, which were partially offset by a decrease in legal and consulting fees and facility-related expenses at the Infrastructure segment and a decrease in SG&A expenses at our Non-Operating Corporate segment primarily driven by decreases in compensation-related expenses, including reductions in bonus and stock compensation expense due to headcount changes, and a decrease in legal fees. The overall increase in loss from equity investees was due to an increase in losses from MediBeacon as a result of $1.1 million additional convertible note investments in MediBeacon, which Pansend recognized $1.1 million of equity method losses which were previously unrecognized. Pansend made no convertible note investments during the comparable period.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Infrastructure	$21.0	$7.0	$14.0	$25.4	$9.0	$16.4
Life Sciences	(3.8)	(2.9)	(0.9)	(8.3)	(5.7)	(2.6)
Spectrum	(5.0)	(5.3)	0.3	(9.8)	(10.3)	0.5
Non-Operating Corporate	2.1	(8.2)	10.3	(10.4)	(20.1)	9.7
Other and eliminations	0.1	(0.5)	0.6	0.1	8.2	(8.1)
Net income (loss) attributable to INNOVATE Corp.	$14.4	$(9.9)	24.3	$(3.0)	$(18.9)	$15.9
Less: Preferred dividends	0.3	0.6	(0.3)	0.6	1.8	(1.2)
Net income (loss) attributable to common stockholders and participating preferred stockholders	$14.1	$(10.5)	$24.6	$(3.6)	$(20.7)	$17.1

•Adjusted EBITDA: For the second quarter of 2024, total Adjusted EBITDA, was $26.7 million compared to total Adjusted EBITDA of $16.5 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by higher margins on certain large commercial construction projects that are now at or near completion in the current period at DBMG's commercial structural steel fabrication and erection business, a decrease in compensation-related expenses, due to headcount changes, and a decrease in legal fees at our Non-Operating Corporate segment and an increase in revenue driven by network launches and expanded coverage with existing customers at our Spectrum segment. The increase in Adjusted EBITDA was partially offset by a decrease in margins at Banker Steel due to timing of completion of a large commercial construction project and an increase in recurring SG&A expenses, primarily as a result of an increase in compensation-related expenses and accounting-related costs. The increase in Adjusted EBITDA was also partially offset by an increase in losses at our Life Sciences segment as a result of additional convertible note investments in MediBeacon by Pansend during the three months ended June 30, 2024, which increased Pansend's basis in MediBeacon by $1.1 million and led to Pansend recognizing $1.1 million of equity method losses which were previously unrecognized. Pansend made no convertible note investments during the comparable period.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase/(Decrease)
Infrastructure	$32.5	$23.5	$9.0	$50.8	$39.8	$11.0
Life Sciences	(4.8)	(3.9)	(0.9)	(9.0)	(11.7)	2.7
Spectrum	1.5	0.8	0.7	3.1	1.2	1.9
Non-Operating Corporate	(2.5)	(3.4)	0.9	(5.4)	(6.9)	1.5
Other and eliminations	—	(0.5)	0.5	—	(1.0)	1.0
Total Adjusted EBITDA	$26.7	$16.5	$10.2	$39.5	$21.4	$18.1

•Balance Sheet: As of June 30, 2024, INNOVATE had cash and cash equivalents, excluding restricted cash, of $80.2 million compared to $80.8 million as of December 31, 2023. On a stand-alone basis, as of June 30, 2024, our Non-Operating Corporate segment had cash and cash equivalents of $43.6 million compared to $2.5 million at December 31, 2023.

Conference Call
INNOVATE will host a live conference call to discuss its second quarter 2024 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-800-717-1738 (Domestic Toll Free) / 1-646-307-1865 (Toll/International)
–Participant Entry Number: 1133462
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 1133462
*Available approximately two hours after the end of the conference call through August 20, 2024.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,000 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; restructuring and exit costs; and acquisition and disposition costs.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, possible developments regarding the FDA approval process at MediBeacon, anticipated performance of new channels and LPTV frequencies, expanded uses for LPTV channels in the Spectrum segment and the potential deployment of datacasting, anticipated agreements in the Spectrum segment with public broadcast networks, anticipated 5G broadcasting opportunities in the Spectrum segment, anticipated developments regarding Federal Communications Commission approval to convert existing station to 5G broadcast, our intentions to regain compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.

Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$313.1	$368.8	$628.3	$686.7
Cost of revenue	247.5	316.2	514.1	590.5
Gross profit	65.6	52.6	114.2	96.2
Operating expenses:
Selling, general and administrative	42.9	41.1	82.4	82.8
Depreciation and amortization	4.4	5.6	8.8	11.9
Other operating (income) loss	(10.5)	0.1	(8.6)	(0.3)
Income from operations	28.8	5.8	31.6	1.8
Other (expense) income:
Interest expense	(16.5)	(16.3)	(33.7)	(31.9)
Loss from equity investees	(1.1)	(0.3)	(2.3)	(4.3)
Other income (expense), net	0.2	0.3	(1.0)	16.8
Income (loss) from operations before income taxes	11.4	(10.5)	(5.4)	(17.6)
Income tax benefit (expense)	2.5	(1.2)	(0.8)	(2.1)
Net income (loss)	13.9	(11.7)	(6.2)	(19.7)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	0.5	1.8	3.2	0.8
Net income (loss) attributable to INNOVATE Corp.	14.4	(9.9)	(3.0)	(18.9)
Less: Preferred dividends	0.3	0.6	0.6	1.8
Net income (loss) attributable to common stockholders and participating preferred stockholders	$14.1	$(10.5)	$(3.6)	$(20.7)

Earnings (loss) per common share
Basic	$0.11	$(0.13)	$(0.03)	$(0.27)
Diluted	$0.10	$(0.13)	$(0.03)	$(0.27)

Weighted average common shares outstanding
Basic	89,204,850	77,922,241	83,929,228	77,806,010
Diluted	144,257,552	77,922,241	83,929,228	77,806,010

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except share amounts)

	June 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$80.2	$80.8
Accounts receivable, net	178.2	278.4
Contract assets	101.2	118.6
Inventory	20.9	22.4
Assets held for sale	—	3.1
Other current assets	14.4	14.6
Total current assets	394.9	517.9
Investments	1.8	1.8
Deferred tax asset	1.9	2.0
Property, plant and equipment, net	143.7	154.6
Goodwill	127.0	127.1
Intangibles, net	175.1	178.9
Other assets	54.5	61.3
Total assets	$898.9	$1,043.6
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$90.4	$142.9
Accrued liabilities	60.1	70.8
Current portion of debt obligations	50.2	30.5
Contract liabilities	72.8	153.5
Other current liabilities	15.8	16.1
Total current liabilities	289.3	413.8
Deferred tax liability	4.3	4.1
Debt obligations	638.3	679.3
Other liabilities	77.2	82.7
Total liabilities	1,009.1	1,179.9
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	16.1	16.4
Shares authorized: 20,000,000 as of both June 30, 2024 and December 31, 2023
Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4 as of both June 30, 2024 and December 31, 2023
Redeemable non-controlling interest	(0.2)	(1.0)
Total temporary equity	15.9	15.4
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 250,000,000 and 160,000,000 as of June 30, 2024 and December 31, 2023, respectively
Shares issued: 132,017,923 and 80,722,983 as of June 30, 2024 and December 31, 2023, respectively
Shares outstanding: 130,529,931 and 79,234,991 as of June 30, 2024 and December 31, 2023, respectively
Additional paid-in capital	348.3	328.2
Treasury stock, at cost: 1,487,992 shares as of both June 30, 2024 and December 31, 2023	(5.4)	(5.4)
Accumulated deficit	(490.3)	(487.3)
Accumulated other comprehensive loss	(1.7)	(1.1)
Total INNOVATE Corp. stockholders’ deficit	(149.0)	(165.5)
Non-controlling interest	22.9	13.8
Total stockholders’ deficit	(126.1)	(151.7)
Total liabilities, temporary equity and stockholders’ deficit	$898.9	$1,043.6

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended June 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$21.0	$(3.8)	$(5.0)	$2.1	$0.1	$14.4
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.9	0.1	1.3	0.1	—	4.4
Depreciation and amortization (included in cost of revenue)	3.8	0.1	—	—	—	3.9
Other operating (income) loss	(10.5)	—	0.1	(0.1)	—	(10.5)
Interest expense	2.0	1.0	3.4	10.1	—	16.5
Other (income) expense, net	(0.3)	(0.3)	2.1	(1.6)	(0.1)	(0.2)
Income tax expense (benefit)	10.9	—	—	(13.4)	—	(2.5)
Non-controlling interest	2.0	(2.0)	(0.5)	—	—	(0.5)
Share-based compensation expense	—	0.1	—	0.3	—	0.4
Restructuring and exit costs	0.7	—	—	—	—	0.7
Acquisition and disposition costs	—	—	0.1	—	—	0.1
Adjusted EBITDA	$32.5	$(4.8)	$1.5	$(2.5)	$—	$26.7

(in millions)	Three Months Ended June 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$7.0	$(2.9)	$(5.3)	$(8.2)	$(0.5)	$(9.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	4.1	0.1	1.3	0.1	—	5.6
Depreciation and amortization (included in cost of revenue)	4.0	0.1	—	—	—	4.1
Other operating loss	0.1	—	—	—	—	0.1
Interest expense	3.4	0.7	3.4	8.8	—	16.3
Other (income) expense, net	(0.3)	(0.1)	1.9	(1.9)	0.1	(0.3)
Income tax expense (benefit)	3.8	—	—	(2.6)	—	1.2
Non-controlling interest	0.7	(1.9)	(0.6)	—	—	(1.8)
Share-based compensation expense	—	0.1	—	0.6	—	0.7
Restructuring and exit costs	0.5	—	—	—	—	0.5
Acquisition and disposition costs	0.2	—	0.1	(0.2)	(0.1)	—
Adjusted EBITDA	$23.5	$(3.9)	$0.8	$(3.4)	$(0.5)	$16.5

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six Months Ended June 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$25.4	$(8.3)	$(9.8)	$(10.4)	$0.1	$(3.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.9	0.2	2.6	0.1	—	8.8
Depreciation and amortization (included in cost of revenue)	7.8	0.1	—	—	—	7.9
Other operating (income) loss	(8.9)	—	0.1	0.2	—	(8.6)
Interest expense	4.7	1.9	6.8	20.3	—	33.7
Other (income) expense, net	(1.1)	1.7	4.1	(3.6)	(0.1)	1.0
Income tax expense (benefit)	13.4	—	—	(12.6)	—	0.8
Non-controlling interest	2.4	(4.8)	(0.8)	—	—	(3.2)
Share-based compensation expense	—	0.2	—	0.6	—	0.8
Restructuring and exit costs	1.2	—	—	—	—	1.2
Acquisition and disposition costs	—	—	0.1	—	—	0.1
Adjusted EBITDA	$50.8	$(9.0)	$3.1	$(5.4)	$—	$39.5

(in millions)	Six Months Ended June 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$9.0	$(5.7)	$(10.3)	$(20.1)	$8.2	$(18.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	9.0	0.2	2.6	0.1	—	11.9
Depreciation and amortization (included in cost of revenue)	7.9	0.1	—	—	—	8.0
Other operating income	—	—	(0.3)	—	—	(0.3)
Interest expense	6.8	1.2	6.6	17.3	—	31.9
Other (income) expense, net	(0.5)	(4.0)	3.7	(3.5)	(12.5)	(16.8)
Income tax expense (benefit)	4.9	—	—	(1.6)	(1.2)	2.1
Non-controlling interest	0.9	(3.8)	(1.2)	—	3.3	(0.8)
Share-based compensation expense	—	0.3	—	0.9	—	1.2
Restructuring and exit costs	1.0	—	—	—	—	1.0
Acquisition and disposition costs	0.8	—	0.1	—	1.2	2.1
Adjusted EBITDA	$39.8	$(11.7)	$1.2	$(6.9)	$(1.0)	$21.4